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                                                                       EXHIBIT 5



TruServ Corporation                                            November 27, 2001

8600 West Bryn Mawr Avenue
Chicago, Illinois 60631-3505


     RE:  POST-EFFECTIVE AMENDMENT NO. 14 ON FORM S-1 TO FORM S-4
          REGISTRATION STATEMENT (REG. NO. 333-18397)


Ladies and Gentlemen:


     We have acted as counsel to TruServ Corporation (the "Company") in connection with Post-Effective Amendment No. 14 on Form S-1 to the Company's Form S-4 Registration Statement (Reg. No. 333-18397) (such Registration Statement, as amended by Post-Effective Amendment No. 14, being hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on November 27, 2001. The Registration Statement relates to the proposed sale of up to 239,940 shares of the Company's Class A common stock, $100 par value (the "Stock") which may be sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus").


     We have reviewed such records, documents and questions of law as we have considered necessary as a basis for the opinion expressed below. In our review, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. We have assumed that the Stock will be issued and sold in accordance with the terms described in the Prospectus under "Summary
- Common Stock".

     Based upon, subject to and limited by the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, upon issuance and delivery of the Stock against payment of the consideration therefor, such Stock will be legally issued, fully paid and non-assessable.

     We express no-opinion as to the applicability of compliance with or effect of the law of any jurisdiction other than United States Federal law, the General Corporation Law of the State of Delaware and the laws of Illinois.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        /s/ Goldberg, Kohn, Bell, Black,
                                            Rosenbloom & Moritz, Ltd.